UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2014

MSA SAFETY INCORPORATED

(Exact name of registrant as specified in its charter)

Pennsylvania	1-15579	25-0668780
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1000 Cranberry Woods Drive Cranberry Township, PA		16066
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 724-776-8600

Mine Safety Appliances Company

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 7, 2014, Mine Safety Appliances Company, a Pennsylvania corporation (“MSA”), completed a previously disclosed reorganization into a holding company structure (the “Reorganization”) in accordance with Section 1924(b)(4) of the Pennsylvania Business Corporation Law of 1988 (the “PBCL”). As a result of the Reorganization, MSA became a wholly-owned subsidiary of MSA Safety Incorporated, a Pennsylvania corporation and previously a direct wholly-owned subsidiary of MSA. Accordingly, MSA Safety Incorporated is referred to herein as New MSA. New MSA became the publicly traded holding company of MSA and its subsidiaries.

The holding company organizational structure was effected pursuant an Agreement and Plan of Merger (the “Merger Agreement”) by and among MSA, New MSA and Project Q Merger Sub Corp., a Pennsylvania corporation and direct wholly-owned subsidiary of New MSA (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into MSA, with MSA as the surviving corporation (the “Merger”). Immediately following the completion of the Merger, the surviving corporation from the Merger merged with and into Mine Safety Appliances Company, LLC, a Pennsylvania limited liability company and indirect wholly-owned subsidiary of New MSA (“MSA LLC”), with MSA LLC as the surviving company (the “Subsequent Merger”, and together with the Merger, the “Mergers”). As a result of the Merger, MSA became a wholly-owned subsidiary of New MSA. New MSA became the publicly traded holding company of MSA and its subsidiaries. Pursuant to Section 1924(b) of the PBCL, shareholder approval was not required for the Merger, and the Merger did not give rise to shareholder appraisal or dissenters’ rights. The Mergers qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and as a result, the shareholders of New MSA will not recognize gain or loss for United States federal income tax purposes.

By virtue of the Merger, each share (or fraction of a share) of MSA’s outstanding common stock and preferred stock was converted, on a share for share basis, into a share (or fraction of a share) of common stock or preferred stock, respectively, of New MSA. As a result, at the effective time of the Merger (the “Effective Time”), each shareholder of MSA became the owner of an identical number of shares (or fraction of a share) of common stock or preferred stock, as applicable, of New MSA. The shares of common and preferred stock of New MSA have the same designations, rights, powers and preferences and the same qualifications, limitations and restrictions as the shares of MSA common and preferred stock, respectively, had immediately prior to the Merger.

The conversion of the common stock and the preferred stock in connection with the Merger occurred without an exchange of share certificates. Accordingly, share certificates formerly representing outstanding MSA common stock or MSA preferred stock are deemed to represent the same number of shares of New MSA common stock or New MSA preferred stock, respectively.

Pursuant to Section 1924(b)(4) of the PBCL, the provisions of the amended and restated articles of incorporation and amended and restated by-laws of New MSA are identical to those of MSA immediately prior to the Merger, except for the name of New MSA and certain matters excepted by Section 1924(b)(4)(ii)(D) of the PBCL. The directors and executive officers of New MSA are the same individuals who were directors and executive officers, respectively, of MSA immediately prior to the Merger.

The foregoing descriptions of New MSA’s amended and restated articles of incorporation and by-laws are qualified in their entirety by reference to the full texts of the amended and restated articles of incorporation and amended and restated by-laws, which are filed herewith as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

As a result of the Reorganization, New MSA became a successor issuer to MSA pursuant to Rule 12g-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Form 8-K is being filed by New MSA as the initial report of New MSA to the Securities and Exchange Commission (the “Commission”) and as notice that New MSA is the successor issuer to MSA under Rule 12g-3 under the Exchange Act. As a result, New MSA’s common stock is deemed to be registered under Section 12(b) of the Exchange Act in accordance with Rule 12g-3(e). New MSA is thereby subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and in accordance therewith will file reports, proxy statements and other information with the Commission. The first periodic report to be filed by New MSA with the Commission will be its Quarterly Report on Form 10-Q for the period ended March 31, 2014.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

New MSA and its subsidiaries continue to conduct the business and operations that MSA and its subsidiaries conducted immediately prior to the Effective Time. The consolidated assets and liabilities of New MSA and its subsidiaries are identical to the consolidated assets and liabilities of MSA and its subsidiaries immediately prior to the Effective Time.

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 2.03 CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On March 7, 2014, New MSA entered into:

•	a First Amended and Restated Credit Agreement dated as of March 7, 2014 (the “Credit Agreement”) among New MSA, the guarantors party thereto, the lenders party thereto, and PNC Bank, National Association, as Administrative Agent, pursuant to which New MSA assumed MSA’s obligations under its existing revolving credit agreement;

•	an Amended and Restated Note Purchase Agreement dated as of March 7, 2014 (the “5.41% Note Purchase Agreement”) among New MSA, MSA and the Purchasers named therein, pursuant to which New MSA assumed MSA’s obligations under a Note Purchase Agreement dated as of December 20, 2006, as amended, among MSA and the Purchasers of MSA’s 5.41% Senior Notes due December 20, 2021, of which $53.3 million aggregate principal amount are currently outstanding; and

•	an Amended and Restated Note Purchase and Private Shelf Agreement dated as of March 7, 2014 (the “4.00% Note Purchase Agreement” and, together with the 5.41% Note Purchase Agreement, the “Note Purchase Agreements”) among New MSA, MSA and the Purchasers named therein, pursuant to which New MSA assumed MSA’s obligations under a Note Purchase and Private Shelf Agreement dated October 13, 2010, as amended, among MSA and the Purchasers of MSA’s 4.00% Series A Senior Notes due October 13, 2021, of which $100 million aggregate principal amount are currently outstanding.

The Credit Agreement provides for a senior unsecured credit facility consisting of a $300 million senior revolving credit facility maturing in March 2019 (the “Revolving Facility”). The Revolving Facility provides for borrowings up to $300 million, with sub-limits for the issuance of letters of credit, swingline borrowings and foreign currency denominated borrowings; and may be used for general corporate purposes, including working capital, permitted acquisitions, capital expenditures and repayment of existing indebtedness. The Credit Agreement also allows New MSA to request increases in the aggregate commitments of the lenders of up to an additional $150 million. Any such increases are subject to the approval of the lenders party to the Credit Agreement in their sole discretion. Loans under the Revolving Facility will bear interest, at New MSA’s option, at an amount equal to (i) a LIBOR based rate plus a margin ranging from 0.75% to 1.75%, depending on New MSA’s Leverage Ratio (as defined in the Credit Agreement) or (ii) the base rate, which will be the highest of (a) the federal funds rate plus 0.50%, (b) the prime rate and (c) the Daily LIBOR Rate (as defined in the Credit Agreement) plus 1.00%, plus a margin ranging from 0% to 0.75%, depending upon New MSA’s Leverage Ratio.

The Credit Agreement and the Note Purchase Agreements require New MSA to comply with specified financial covenants, including a requirement to maintain a minimum fixed charges coverage ratio of not less than 1.50 to 1.00 and a consolidated leverage ratio not to exceed 3.25 to 1.00; in each case calculated on the basis of the trailing four fiscal quarters. In addition, the Credit Agreement and the Note Purchase Agreements contain negative covenants limiting the ability of New MSA and its subsidiaries to:

•	incur additional indebtedness or issue guarantees

•	create or incur liens

•	make loans and investments

•	make acquisitions

•	transfer or sell assets

•	enter into transactions with affiliated parties

•	make changes in its or its subsidiaries’ organizational documents that are materially adverse to the lenders

•	modify the nature of New MSA’s or its subsidiaries’ business,

subject to certain exceptions and limitations, including carve-outs and baskets, set forth in the agreements. The Credit Agreement and the Note Purchase Agreements also contain certain customary representations and warranties, affirmative covenants and events of default, including change of control provisions and cross-defaults to other debt.

Under the Note Purchase Agreements, New MSA assumed MSA’s obligations in respect of its outstanding $53.3 million aggregate principal amount 5.41% Senior Notes due December 20, 2021(“5.41% Notes”) and $100 million aggregate principal amount 4.00% Series A Senior Notes due October 13, 2021 (“4.00% Notes” and, together with the 5.41% Notes, the “Notes”). The Notes are unsecured senior obligations and rank equally with all of New MSA’s senior unsecured indebtedness. The 5.41% Notes are repayable in eight annual installments of $6.67 million, commencing December 20, 2014; and interest is payable semi-annually on June 20 and December 20. The 4.00% Notes are repayable in five annual installments of $20 million, commencing October 13, 2017; and interest is payable quarterly on January 13, April 13, July 13 and October 13. The Notes may be redeemed in whole, at any time, or in part, from time to time, at a redemption price equal to 100% of the principal amount to be redeemed plus an applicable “make whole amount,” as defined in the applicable Note Purchase Agreement, plus accrued and unpaid interest, if any, to the date of redemption. Upon the occurrence of specified change of control events, holders of the Notes have the right to require New MSA to purchase their Notes at a purchase price equal to 100% of the principal amount as of the date of any repurchase, plus, in the case of the 4.00% Notes, the “make whole amount,” as defined in the 4.00% Note Purchase Agreement; along with accrued and unpaid interest, if any, to the date of repurchase.

The Note Purchase Agreement also contains a negative covenant limiting the amount of “Priority Indebtedness” that may be incurred by New MSA to the greater of $150 million or 20% of consolidated net worth. Priority Indebtedness is defined to include (i) secured indebtedness and (ii) any indebtedness incurred by New MSA’s subsidiaries, subject to certain specified exceptions as set forth in the Note Purchase Agreements.

The 4.00% Note Purchase Agreement also allows New MSA to request Prudential Investment Management, Inc. (“Prudential”) to consider the purchase of additional issues of senior notes in an aggregate principal amount not to exceed $175 million (the “Shelf Facility”). Such requests may be made by New MSA from time to time prior to March 7, 2017, unless New MSA or Prudential terminates the Shelf Facility earlier upon 30 days prior notice. Any such request by New MSA to Prudential to purchase notes must be at least $5 million and may be considered by Prudential in its sole discretion. New MSA would be obligated to pay to the purchasers of any such notes an issuance fee of 0.10% of the aggregate principal amount of such notes. Any such notes would be governed by the terms of the 4.00% Note Purchase Agreement.

New MSA’s obligations under the Credit Agreement and the Note Purchase Agreements have been guaranteed by certain of New MSA’s domestic wholly-owned subsidiaries, including MSA LLC.

The foregoing descriptions of the Credit Agreement and the Note Purchase Agreements do not purport to be complete and are qualified in their entirety by reference to the agreements.

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

The common stock of New MSA is listed on the New York Stock Exchange (the “NYSE”) under the symbol “MSA”. The common stock of MSA, which was previously listed on the NYSE under the symbol “MSA”, was removed from listing in connection with the listing of New MSA as part of the Reorganization described in Item 1.01 of this Current Report on Form 8-K.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

MSA Safety Incorporated 2008 Management Equity Incentive Plan, as amended

In connection with the Reorganization, the Board of Directors (the “Board”) of New MSA approved the assumption of the MSA 2008 Management Equity Incentive Plan (previously entitled the Mine Safety Appliances Company 2008 Management Equity Incentive Plan) (the “2008 Plan”) and the outstanding awards issued thereunder, effective as of Effective Time. The shareholders of MSA approved the initial adoption of the 2008 Plan by the board of directors of MSA on May 13, 2008. The 2008 Plan, as amended and restated, was subsequently approved by the shareholders of MSA on May 11, 2011. In connection with New MSA’s assumption of the 2008 Plan, each outstanding award was converted into an award payable in the form of, or based on the value of, as applicable, shares of the New MSA’s common stock and has the same terms and conditions as the corresponding award to which it relates and will continue to be subject to the same terms and conditions as contained in the 2008 Plan prior to the Effective Time. The 2008 Plan initially permitted awards of up to 1,800,000 shares of MSA’s common stock, subject to adjustment for certain events, to employees of MSA and its subsidiaries. Subsequently, an additional 2,000,000 shares of MSA’s common stock were made available for awards under the 2008 Plan. Following the assumption and adjustment of the awards, as of February 27, 2014, there are 1,448,993 shares of New MSA’s common stock available for awards under the 2008 Plan to employees of New MSA and its subsidiaries.

The 2008 Plan provides for grants of incentive stock options (as defined in Section 422 of the Internal Revenue Code) and options which do not qualify as incentive stock options, known as non-qualified stock options. Options granted under the 2008 Plan may be accompanied by stock appreciation rights, and stock appreciation rights also may be granted without options. Performance awards may also be granted under the 2008 Plan, which may be contingent upon the performance of New MSA, a subsidiary or subsidiaries, any branch, department, business unit or portion thereof or a participant, or any combination thereof. The 2008 Plan also provides for the granting of restricted stock and other awards. No awards may be granted under the 2008 Plan after May 11, 2021 and no performance awards may be granted under the 2008 Plan subsequent to New MSA’s annual meeting of shareholders in 2016 unless the performance measures under the 2008 Plan are approved by the Company’s shareholders.

The 2008 Plan will be administered by the Compensation Committee of the Board (the “Committee”). Stock options can be granted under the 2008 Plan with an exercise price per share of no less than the fair market value per share of New MSA’s common stock on the date the option is granted. The maximum number of shares of common stock for which options and stock appreciation rights can be granted to any one employee under the 2008 Plan may not exceed 150,000 shares per calendar year. The 2008 Plan prohibits the repricing of options, stock appreciation rights or other purchase rights without shareholder approval.

Restricted stock may be issued to a participant subject to such terms, conditions and restrictions as the Committee may deem appropriate, including time-based or performance restrictions. The restriction period applicable to restricted stock must, in the case of a time-based restriction, be not less than three years, with no more frequent than ratable vesting over such period or, in the case of a performance-based restriction period, be not less than one year.

Performance awards may be granted under the 2008 Plan from time to time based on such terms and conditions as the Committee deems appropriate consistent with the terms and purposes of the 2008 Plan and the performance criteria set forth in the 2008 Plan.

The 2008 Plan contains certain change of control provisions which provide for acceleration of the benefits under the 2008 Plan in connection with a change of control of New MSA as defined in the 2008 Plan.

As of February 27, 2014, there are 1,346,060 shares of Company common stock subject to outstanding awards under the 2008 Plan.

The foregoing summarizes the principal features of the 2008 Plan and is qualified in its entirety by the full text of the 2008 Plan, which is set forth as Exhibit 10.2 to this Form 8-K. Reference is also made to Proposal 2 of MSA’s Proxy Statement dated March 30, 2011 with respect to the approval of the adoption of the 2008 Plan for further information about the 2008 Plan.

MSA Safety Incorporated 1998 Management Share Incentive Plan

In connection with the Reorganization, the Board approved the assumption of the MSA 1998 Management Share Incentive Plan (previously entitled the Mine Safety Appliances Company 1998 Management Share Incentive Plan) (the “1998 Plan”) and the outstanding awards issued thereunder, effective as of the Effective Time. The shareholders of MSA approved the initial adoption of the 1998 Plan by the board of directors of MSA on May 5, 1998. In connection with New MSA’s assumption of the 1998 Plan, each outstanding award was converted into an award payable in the form of, or based on the value of, as applicable, shares of New MSA’s common stock and has the same terms and conditions as the corresponding award to which it relates and will continue to be subject to the same terms and conditions as contained in the 1998 Plan prior to the Effective Time. The 1998 Plan permitted awards of up to 600,000 shares of MSA’s common stock, subject to adjustment for certain events, to employees of MSA and its subsidiaries. Pursuant to the terms of the 1998 Plan, as of March 11, 2008, no additional awards may be granted under the 1998 Plan.

The 1998 Plan provided for grants of incentive stock options (as defined in Section 422 of the Internal Revenue Code) and options which did not qualify as incentive stock options, known as non-qualified stock options. Options granted under the 1998 Plan could be accompanied by stock appreciation rights, and stock appreciation rights also could be granted without options. Performance awards could also have been granted under the 1998 Plan, which were contingent upon the performance of New MSA, a subsidiary or subsidiaries, any branch, department or other portion thereof or a participant. The 1998 Plan also provided for the granting of restricted stock and other awards.

The 1998 Plan will be administered by the Committee. Stock options could be granted under the 1998 Plan with an exercise price per share of no less than the fair market value per share of MSA’s common stock on the date the option was granted. The maximum aggregate number of shares of common stock for which options and stock appreciation rights could be granted to any one employee under the 1998 Plan could not exceed 300,000 shares.

Restricted stock could be issued to a participant subject to such terms, conditions and restrictions as the Committee may deem appropriate.

Performance awards could be granted under the 1998 Plan from time to time based on such terms and conditions as the Committee deems appropriate, consistent with the terms and purposes of the 1998 Plan.

The 1998 Plan contains certain change of control provisions which provide for acceleration of the benefits under the 1998 Plan in connection with a change of control of New MSA as defined in the 1998 Plan.

As of February 27, 2014, there are 444,161 shares of New MSA common stock subject to outstanding awards under the 1998 Plan.

The foregoing summarizes the principal features of the 1998 Plan and is qualified in its entirety by the full text of the 1998 Plan, which is set forth as Exhibit 10.3 to this Form 8-K. Reference is also made to Proposal 2 of MSA’s Proxy Statement dated March 25, 1998 with respect to the approval of the adoption of the 1998 Plan for further information about the 1998 Plan.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 8.01 OTHER EVENTS.

As previously disclosed, on January 14, 2014, the Board of Directors of MSA declared a first quarter dividend on common stock (the “Dividend”), payable March 10, 2014 to shareholders of record on February 14, 2014 (the “Dividend Record Date”). MSA LLC will pay the Dividend to shareholders of MSA of record on the Dividend Record Date on March 10, 2014.

The record date for the 2014 Annual Meeting of Shareholders of New MSA is March 11, 2014 (the “Annual Meeting Record Date”). Shareholders of common stock of New MSA of record at the close of business on the Annual Meeting Record Date are entitled to notice of and to vote at the meeting and any adjournment thereof.

On March 7, 2014, New MSA issued a press release announcing completion of the Reorganization. A copy of the press release is being filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Following the completion of the Mergers, New MSA undertook a realignment of its subsidiaries. In that realignment, MSA LLC transferred its intellectual property and research and development activities to newly formed subsidiaries, and then transferred those subsidiaries, along with substantially all of the other subsidiaries formerly held by MSA (including those related to MSA’s international operations and its fixed gas and flame detection business) to a newly formed subholding company known as MSA Worldwide, LLC (“MSA Worldwide”). Over the course of the next several months, several directly-held foreign subsidiaries retained by MSA LLC are expected to be transferred to a subsidiary of MSA Worldwide.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of MSA Safety Incorporated

3.2	Amended and Restated By-laws of MSA Safety Incorporated

10.1	Agreement and Plan of Merger, dated March 7, 2014, by and among Mine Safety Appliances Company, MSA Safety Incorporated and Project Q Merger Sub Corp.

10.2	MSA Safety Incorporated 2008 Management Equity Incentive Plan, as amended

10.3	MSA Safety Incorporated 1998 Management Share Incentive Plan

99.1	Press Release issued by MSA Safety Incorporated on March 7, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, MSA Safety Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSA SAFETY INCORPORATED

By:	/s/ Douglas K. McClaine
Douglas K. McClaine
Vice President, General Counsel and Secretary

Date: March 7, 2014

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of MSA Safety Incorporated

3.2	Amended and Restated By-laws of MSA Safety Incorporated

10.1	Agreement and Plan of Merger, dated March 7, 2014, by and among Mine Safety Appliances Company, MSA Safety Incorporated and Project Q Merger Sub Corp.

10.2	MSA Safety Incorporated 2008 Management Equity Incentive Plan, as amended

10.3	MSA Safety Incorporated 1998 Management Share Incentive Plan

99.1	Press Release issued by MSA Safety Incorporated on March 7, 2014